SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  July 14, 2009

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 14, 2009, Harbin Electric, Inc. (the “Company”), Merrill Lynch International (“Merrill”) and ABN AMRO Bank N.V., London Branch (“ABN”), entered into a Letter Agreement dated July 14, 2009 (the “Merrill and ABN Letter Agreement”), whereby Merrill and ABN agreed (i) to waive certain provisions set forth in the Indenture dated as of August 30, 2006, as supplemented (the “Indenture”) by and among the Company, the Subsidiary Guarantors named therein and The Bank of New York Mellon , as Trustee with respect to the Company’s Guaranteed Senior Secured Floating Rate Notes due 2012 (the “2012 Notes”) and the Company’s Senior Secured Floating Rate Notes due 2010 (the “2010 Notes”) and (ii) to consent to the taking of certain actions by the Company, each, as follows.

Pursuant to the Merrill and ABN Letter Agreement, Merrill and ABN (i) agreed  to waive each and every applicable provision of the Indenture but only to the fullest extent necessary solely to permit the Company to repurchase, at its option, all (but not part) of the 2010 Notes held by Merrill and ABN at any time on or prior to July 31, 2009 at the Repurchase Price (defined below), (the “Proposed 2010 Note Repurchase”), (ii) consented to the Proposed 2010 Note Repurchase, and (iii) agreed to waive each and every provision of the Indenture but only to the fullest extent necessary solely to permit the Company to Incur up to $32 million in Debt (the “New Debt”) on or prior to July 30, 2009; provided that the Company shall apply not less than $6 million of the proceeds of such New Debt for the Proposed 2010 Note Repurchase (the “Proposed Debt Incurrence”).

The “Repurchase Price” shall be cash equal to 97% of the aggregate principal amount of the 2010 Notes held by Merrill and ABN plus accrued and unpaid interest thereon to but excluding the Repurchase Date (defined below).

The “Repurchase Date” shall mean a business day, no later than July 31, 2009, on which the Proposed 2010 Note Repurchase is consummated; provided that, if the Proposed Debt Incurrence is consummated, the Repurchase Date shall be no later than one business day following the date on which the Proposed Debt Incurrence is consummated.

Pursuant to the Merrill and ABN Letter Agreement, Merrill and ABN also waived and agreed not to exercise, on behalf of themselves, until August 1, 2009, any and all rights that it may otherwise have under Section 5A (Right to Future Stock Issuance) of the Purchase Agreement dated August 29, 2006 by and among Citadel, Merrill Lynch International and the Company.

Any and all consents and waivers granted by Merrill and ABN as set forth in the Merrill and ABN Letter Agreement shall expire at 5 p.m. New York time on July 31, 2009.  The Merrill and ABN Letter Agreement provides that in the event that the Proposed Note Repurchase is not consummated on or prior to July 31, 2009, then the Company will pay on or before August 2, 2009 to Merrill and ABN, an amount equal to 2% of the aggregate principal amount of  2010 held by Merrill and ABN, which amount shall be in addition to any and all amounts otherwise due to Merrill and ABN under the Indenture or the 2010 Notes.

In addition, on July 14, 2009, the Company, Abax Jade Ltd. (“Abax Jade”) and Abax Nai Xin A Ltd. (“Abax Nai Xin”) entered into a Letter Agreement dated July 14, 2009 (the “Abax Letter Agreement”), whereby Abax Jade and Abax Nai Xin agreed (i) to waive certain provisions set forth in the Indenture with respect to the 2012 Notes, (ii) to waive certain provisions set forth in the Shares Pledge Agreement dated as of August 30, 2006 (the “Pledge Agreement”) by and among the Company and the Trustee, in its capacity as collateral agent, and (ii) to consent to the taking of certain actions by the Company, each, as follows.

Pursuant to the Abax Letter Agreement, Abax Jade and Abax Nai Xin (i) agreed to waive each and every applicable provision of the Indenture to the fullest extent necessary solely to permit the Company or an Affiliate of the Company to purchase or repurchase, at its option, all (but not part) of the 2012 Notes held by Citadel at any time at the Citadel Repurchase Price (defined below) (the “Proposed 2012 Note Repurchase”) and to repurchase, at its option all (but not part) of the 2010 Notes at any time at the Merrill Repurchase Price (defined below), (the “Proposed 2010 Note Repurchase”), (ii) consented to the Proposed 2012 Note Repurchase and the Proposed 2010 Note Repurchase, (iii) waived each and every provision of the Indenture and waived each and every provision of the Pledge Agreement to the fullest extent necessary solely to permit the Company or an Affiliate of the Company to Incur up to $50 million in Debt (the “New Indebtedness”); provided that the Company shall use up to $32 million of the proceeds of such New Indebtedness for the Proposed 2012 Note Repurchase and the Proposed 2010 Note Repurchase (the “First Proposed Debt Incurrence”), (iv) consented to the First Proposed Debt Incurrence, (v) subsequent to the consummation of the Proposed 2012 Note Repurchase and the Proposed 2010 Note Repurchase, waived each and every applicable provision of the Indenture to the fullest extent necessary solely to permit the Company or an Affiliate of the Company to purchase or repurchase, at its option, all (but not part) of the remaining outstanding 2012 Notes (the “Additional 2012 Note Repurchase”), (vi) consented to the Additional 2012 Note Repurchase, (vii) subsequent to the consummation of the First Proposed Debt Incurrence, waived each and every provision of the Indenture and waived each and every provision of the Pledge Agreement to the fullest extent necessary solely to permit the Company or an Affiliate of the Company to Incur up to $60 million in Debt (the “Refinancing Debt”); provided that the Company shall use up to $32 million of the proceeds of such Refinancing Debt for the repayment of the New Indebtedness incurred in the First Proposed Debt Incurrence and up to $8 million of the proceeds of such Refinancing Debt for the Additional 2012 Note Repurchase (the “Second Proposed Debt Incurrence”) and (vi) consented to the Second Proposed Debt Incurrence.

The “Citadel Repurchase Price” shall, in the sole discretion of Citadel, be either (a) cash equal to 85% of the aggregate principal amount of the 2012 Notes held by Citadel plus accrued and unpaid interest thereon to but excluding the Repurchase Date (defined below) or (b) the sum of (x) any securities being issued in the Proposed Debt Incurrence in an aggregate principal amount at par up to 50% of the principal amount of the 2012 Notes held by Citadel and (y) cash equal to 85% of the aggregate remaining principal amount of the 2012 Notes held by Citadel plus any accrued and unpaid interest thereon to but excluding the Repurchase Date.  The Merrill Repurchase Price shall be cash equal to 97% of the aggregate principal amount of the 2010 Notes plus accrued and unpaid interest thereon to but excluding the Repurchase Date.

The “Repurchase Date” shall mean a business day on which the Proposed 2012 Note Repurchase and the Proposed 2010 Note Repurchase are consummated; provided that, if the First Proposed Debt Incurrence is consummated, the Repurchase Date shall be no later than one business day following the date on which the First Proposed Debt Incurrence is consummated. If the Proposed 2012 Note Repurchase and the Proposed 2010 Note Repurchase II are not completed by August 31, 2009 then any and all waivers granted by the Noteholders set forth in the Abax Letter Agreement shall expire on the close of business (Hong Kong) on August 31, 2009.

Pursuant to the Abax Letter Agreement, Abax Jade and Abax Nai Xin also agreed that in the event that the Proposed 2012 Note Repurchase and the Proposed 2010 Note Repurchase are completed by August 31, 2009, each such holder waives and agrees not to exercise any rights that it may otherwise have under Section 5A (Right to Future Stock Issuance) of the Purchase Agreement from the date of the Abax Letter Agreement up to and including the close of business (Hong Kong) on December 31, 2009.

Any and all consents and waivers granted by Abax Jade and Abax Nai Xin as set forth in the Abax Letter Agreement shall expire on the close of business (Hong Kong) on December 31, 2009 and to the extent the Company is in breach of any provision of the Indenture or the Notes after such date, the Noteholders reserve their rights to take any and all actions allowable under the Indenture, the Notes or according to law.

Copies of the Merrill and ABN Letter Agreement and Abax Letter Agreement are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Merrill and ABN Letter Agreement among the Company, Merrill and ABN dated July 14, 2009.

10.2	Abax Letter Agreement among the Company, Abax Jade and Abax Nai Xin dated July 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: July 20, 2009